EXHIBIT 10.11
DIRECTOR INDEMNITY AGREEMENT
     THIS AGREEMENT is made as of                                                             , 20                    , by and between Hillenbrand, Inc., an Indiana corporation (the “Corporation”), and                                          (the “Director”).
     WHEREAS, the Corporation is aware that competent and experienced persons are increasingly reluctant to serve as directors of corporations unless they are protected by director liability insurance and/or indemnification, due to the increasing amount of litigation against directors and the increasing expense of defending such claims, and due to the fact that the exposure frequently bears no reasonable relationship to the compensation of such directors; and
     WHEREAS, it is essential to the Corporation to retain and attract as directors the most capable and qualified persons available; and
     WHEREAS, it is now and has been the express policy of the Corporation to indemnify its directors so as to provide them with the maximum possible protection permitted by law; and
     WHEREAS, the Corporation’s articles of incorporation and the Indiana Business Corporation Law, by their nonexclusive nature, permit contracts between the Corporation and its directors with respect to indemnification of directors.
     NOW, THEREFORE, the Corporation and the Director agree as follows:
     1. Definitions. As used in this Agreement:
     (a) “expenses” includes all direct and indirect costs of any type or nature whatsoever (including, without limitation, all attorneys’ fees and related disbursements and other out-of-pocket costs) actually and reasonably incurred by the Director in connection with the investigation, defense, settlement or appeal of a proceeding or establishing or enforcing a right to indemnification or advancement of expenses under this Agreement; provided, however, that expenses shall not include any judgments, fines, ERISA excise taxes or penalties or amounts paid in settlement of a proceeding.
     (b) “proceeding” includes, without limitation, any threatened, pending, or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, whether by a third party or by or in the right of the Corporation, by reason of the fact that the Director is or was a director of the Corporation or, while a director of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, member, manager, trustee, employee, fiduciary, or agent of another foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, or other enterprise, or an affiliate of the Corporation, whether for profit or not.

     2. Indemnity. The Corporation shall indemnify the Director in accordance with the provisions of this Section 2 if the Director is a party to or threatened to be made a party to any proceeding against all expenses, judgments, fines (including any excise tax or penalty assessed with respect to any employee benefit plan) and amounts paid in settlement actually and reasonably incurred by the Director in connection with such proceeding, but only (a) if the Director acted in good faith, and (b) (i) in the case of conduct in the Director’s official capacity with the Corporation, if the Director acted in a manner which the Director reasonably believed to be in the best interests of the Corporation, or (ii) in the case of conduct other than in the Director’s official capacity with the Corporation, if the Director acted in a manner which the Director reasonably believed was at least not opposed to the best interests of the Corporation, and (c) in the case of a criminal proceeding, the Director had reasonable cause to believe that the Director’s conduct was lawful or had no reasonable cause to believe that the Director’s conduct was unlawful, and (d) if required by the Indiana Business Corporation Law, as amended or as may be amended, revised or superseded (the “Act”), the Corporation makes a determination that indemnification of the Director is permissible because the Director has met the standard of conduct as set forth in the Act.
     3. Indemnification of Expenses of Successful Party. Notwithstanding any other provisions of this Agreement, to the extent that the Director has been wholly successful, on the merits or otherwise, in the defense of any proceeding or in defense of any claim, issue or matter therein, including the dismissal of an action without prejudice, the Corporation shall indemnify the Director against all expenses incurred in connection therewith.
     4. Additional Indemnification. Notwithstanding any limitation in Sections 2 or 3, the Corporation shall indemnify the Director to the full extent authorized or permitted by any amendments to or replacements of the Act adopted after the date of this Agreement that increase the extent to which a corporation may indemnify its directors if the Director is a party to or threatened to be made a party to any proceeding against all expenses, judgments, fines (including any excise tax or penalty assessed with respect to any employee benefit plan) and amounts paid in settlement actually and reasonably incurred by the Director in connection with such proceeding.
     5. Exclusions. Notwithstanding any provision in this Agreement, the Corporation shall not be obligated under this Agreement to make any indemnity or advance expenses in connection with any claim made against the Director:
     (a) for which payment has actually been made to or on behalf of the Director under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under such insurance or other indemnity provision;
     (b) if a court having jurisdiction in the matter shall finally determine that the Director derived an improper personal benefit from any transaction;
     (c) if a court having jurisdiction in the matter shall finally determine that the Director is liable for disgorgement of profits resulting from the purchase and sale or sale and purchase by the Director of securities of the Corporation in violation of Section 16(b) of the Securities

Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law or common law;
     (d) if a court having jurisdiction in the matter shall finally determine that such indemnification is not lawful under any applicable statute or public policy (in this respect, if applicable, both the Corporation and the Director have been advised that the Securities and Exchange Commission takes the position that indemnification for liabilities arising under the federal securities laws is against public policy and is, therefore, unenforceable and that claims for indemnification should be submitted to appropriate courts for adjudication); or
     (e) in connection with any proceeding (or part thereof) initiated by the Director against the Corporation or its directors, officers or employees, unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the Corporation, (iii) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation under applicable law, or (iv) the proceeding is initiated pursuant to Section 8 hereof and the Director is successful in whole or in part in such proceeding.
     6. Advancement of Expenses. The expenses incurred by the Director in any proceeding shall be paid promptly by the Corporation upon demand and in advance of final disposition of the proceeding at the written request of the Director, if (a) the Director furnishes the Corporation with a written affirmation of the Director’s good faith belief that the Director has met the standard of conduct required by the Act or this Agreement, (b) the Director furnishes the Corporation with a written undertaking to repay such advance to the extent that it is ultimately determined that the Director did not meet the standard of conduct that would entitle the Director to indemnification, and (c) if required by the Act, the Corporation makes a determination that the facts known to those making the determination would not preclude indemnification under the Act. Such advances shall be made without regard to the Director’s ability to repay such expenses.
     7. Notification and Defense of Claim. As soon as practicable after receipt by the Director of notice of the commencement of any proceeding, the Director will, if a claim in respect thereof is to be made against the Corporation under this Agreement, notify the Corporation of the commencement thereof; provided, however, that the omission so to notify the Corporation will not relieve the Corporation from any liability which it may have to the Director otherwise than under this Agreement. With respect to any such proceeding as to which the Director notifies the Corporation of the commencement thereof:
     (a) The Corporation will be entitled to participate therein at its own expense.
     (b) Except as otherwise provided below, the Corporation may, at its option and jointly with any other indemnifying party similarly notified and electing to assume such defense, assume the defense thereof, with legal counsel reasonably satisfactory to the Director. The Director shall have the right to employ separate counsel in such proceeding, but the Corporation shall not be liable to the Director under this Agreement, including Section 6 hereof, for the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense, unless (i) the Director reasonably concludes that there may be a conflict of interest between the Corporation and the Director in the conduct of the defense of such proceeding or (ii) the Corporation does not employ counsel to assume the defense of such proceeding. The Corporation shall not be entitled to assume the defense of any proceeding brought by the Corporation or as to which the Director shall have made the conclusion provided for in (i) above.
     (c) If two or more persons who may be entitled to indemnification from the Corporation, including the Director, are parties to any proceeding, the Corporation may require the Director to engage the same legal counsel as the other parties. The Director shall have the right to employ separate legal counsel in such proceeding, but the Corporation shall not be liable to the Director under this Agreement, including Section 6 hereof, for the fees and expenses of such counsel incurred after notice from the Corporation of the requirement to engage the same counsel as other parties, unless the Director reasonably concludes that there may be a conflict of interest between the Director and any of the other parties required by the Corporation to be represented by the same legal counsel.
     (d) The Corporation shall not be liable to indemnify the Director under this Agreement for any amounts paid in settlement of any proceeding effected without its written consent in advance which consent shall not be unreasonably withheld. The Corporation shall be permitted to settle any proceeding the defense of which it assumes, except the Corporation shall not settle any action or claim in any manner which would impose any penalty or limitation on the Director without the Director’s written consent, which consent shall not be unreasonably withheld.
     8. Enforcement. Any right to indemnification or advances granted by this Agreement to the Director shall be enforceable by or on behalf of the Director in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within 90 days of a written request therefor. The Director, in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting the claim. Neither the failure of the Corporation (including its Board of Directors or its shareholders) to make a determination prior to the commencement of such enforcement action that indemnification of the Director is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors or its shareholders) that such indemnification is improper, shall be a defense to the action or create a presumption that the Director is not entitled to indemnification under this Agreement or otherwise. The termination of any proceeding by judgment, order of court, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that the Director is not entitled to indemnification under this Agreement or otherwise.
     9. Partial Indemnification. If the Director is entitled under any provisions of this Agreement to indemnification by the Corporation for some or a portion of the expenses, judgments, fines (including any excise tax or penalty assessed with respect to any employee benefit plan) and amounts paid in settlement actually and reasonably incurred by the Director in the investigation, defense, appeal or settlement of any proceeding but not, however, for the total amount thereof, the Corporation shall indemnify the Director for the portion of such expenses, judgments, fines (including any excise tax or penalty assessed with respect to any employee benefit plan) and amounts paid in settlement to which the Director is entitled.
     10. Term. The term of this Agreement shall begin on the date first written above and shall terminate at such time as the Director no longer serves as a director of the Corporation, subject to the survival of rights of indemnification set forth in paragraph 11 below.
     11. Nonexclusivity; Survival; Successors and Assigns. The indemnification and advance payment of expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which the Director may be entitled under the Corporation’s articles of incorporation, the by-laws, any other agreement, any vote of shareholders or disinterested directors, the Act, or otherwise, both as to action in the Director’s official capacity and as to action in another capacity while holding such office. The right of the Director to indemnification under this Agreement shall vest at the time of occurrence or performance of any event, act or omission or any alleged event, act or omission giving rise to any action, suit or proceeding and, once vested, shall survive any actual or purported termination of this Agreement by the Corporation or its successors or assigns whether by operation of law or otherwise and shall survive termination of the Director’s services to the Corporation and shall inure to the benefit of the heirs, personal representatives and estate of the Director. This Agreement shall be binding, and the Corporation shall take such action to ensure that it is binding, upon all successors and assigns of the Corporation, including any transferee of all or substantially all of its assets and any successor by merger, consolidation, or operation of law.
     12. Severability. If this Agreement or any portion thereof is invalidated on any ground by any court of competent jurisdiction, the Corporation shall indemnify the Director as to expenses, judgments, fines (including any excise tax or penalty assessed with respect to any employee benefit plan) and amounts paid in settlement with respect to any proceeding to the full extent permitted by any applicable portion of this Agreement that is not invalidated or by any other applicable law.
     13. Subrogation. In the event of payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Director, who shall execute all documents required and shall do all acts necessary or desirable to secure such rights and to enable the Corporation effectively to bring suit to enforce such rights.
     14. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall constitute a waiver of any other provisions hereof (whether or nor similar) nor shall such waiver constitute a continuing waiver.
     15. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) if delivered by hand and receipted for by the party to whom such notice or other communication shall have been directed, at the time of such delivery, or (ii) if mailed by certified or registered mail, return receipt requested, with postage prepaid, three (3) business days after deposit into the United States mail if to an address in the United States, or if delivered by recognized overnight courier three (3) business days after receipt by such courier if to an address outside the United States:
(a)	If to the Director, at the address indicated above.

(b)	If to the Corporation, to:
Hillenbrand, Inc.
One Batesville Boulevard
Batesville, Indiana 47006
Attention: General Counsel
or to such other address as may have been furnished to either party by the other party.
     16. Counterparts. This Agreement may be executed in any number of counterparts, which shall together constitute one agreement.
     17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana, without giving effect to conflicts of laws principles requiring application of the substantive laws of another jurisdiction.
     18. Scope of Agreement. This Agreement constitutes the entire agreement between the parties hereto for the purposes herein contained, and this Agreement shall supercede any other agreements, understandings, representations, or warranties, oral or written, relating to the subject matter of this Agreement, which shall be deemed to exist or to bind any of the parties hereto or their respective successors or assigns, except as expressly referred to herein.
     IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the date first written above.

HILLENBRAND, INC.		DIRECTOR

By:
John R. Zerkle,
Senior Vice President, General Counsel
and Secretary